UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 28, 2005

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

Today, Equitable Resources, Inc. (“Equitable”) issued a press release announcing its first quarter 2005 earnings.  A copy of Equitable’s press release is attached hereto and furnished as Exhibit 99 and is incorporated in this report by reference.

The information in this Form 8-K and in Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Equitable provides certain segment related financial information as additional information for its operating results as well as earnings guidance excluding the impact of certain second quarter events in the press release. Equitable’s management believes that the presentation of this segment information provides useful information to management and investors regarding the financial condition, operations and trends of each of Equitable’s segments without being obscured by the financial condition, operations and trends for the other segments or by the effects of corporate allocations of interest and income taxes. In addition, management uses these measures for budget planning purposes. Because Equitable’s 2005 earnings will be impacted by several specific second quarter events, Equitable’s management believes that the presentation of the earnings guidance will allow investors to better understand the Company’s performance, including comparisons to prior and future periods, by focusing on results excluding the impact of the unusual events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ David L. Porges
David L. Porges
Vice Chairman and Executive Vice President,
Finance and Administration

April 28, 2005

EXHIBIT INDEX

Exhibit No.	Document Description

99	Press release dated April 28, 2005 issued by Equitable Resources, Inc.